UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As of April 19, 2010, Cyclacel Pharmaceuticals, Inc. (the “Company”) has issued, or will issue, upon settlement, an aggregate of 1,416,203 shares of its common stock, $0.001 par value per share (the “Common Stock”), to several of its stockholders in exchange for such stockholders’ delivery to the Company of an aggregate of 710,271 shares of the Company’s outstanding 6% Exchangeable Convertible Preferred Stock (the “Preferred Stock”). No stockholder is an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended, (the “Securities Act”). Each stockholder approached the Company with the proposed exchange transaction (the “Exchange”), and the terms of the Exchange were determined by arms-length negotiation between the parties. The shares of Common Stock have been, or will be, upon settlement, issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by an issuer and an existing security holder stockholder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange. These transactions either have settled, or are expected to settle, by no later than April 23, 2010, after which time, a total of 1,213,142 shares of Preferred Stock will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron
Title: Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: April 20, 2010